UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2011

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number: 000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

ITEM 8.01 - OTHER EVENTS

FOR IMMEDIATE RELEASE

Contact: Thomas W. Schneider, President, (315) 343-0057

News Release:

Pathfinder Bank Announces Strategic Partnership
with FitzGibbons Agency of Oswego

OSWEGO, New York (April 27, 2011) – Pathfinder Bancorp, Inc. through its subsidiary Pathfinder Bank, and its subsidiary Pathfinder Risk Management, Inc., has executed a purchase and sale agreement to purchase a majority interest in an Oswego-based insurance group, FitzGibbons Agency, according to Thomas W. Schneider, president and CEO of Pathfinder Bank.

 The newly formed alliance will combine 150 years of banking experience, with nearly 90 years of insurance expertise. “We believe this new joint venture provides both Pathfinder Bank and FitzGibbons Agency the opportunity to leverage the platform of success that has been built upon each of our respective business models,” said Schneider. “We’re extremely pleased to have partnered with a group of individuals and a company that share our common goals and business philosophies as it relates to the customer experience.”

According to John FitzGibbons, owner of the FitzGibbons Agency, their business relocated to the Pathfinder 44 Business Center at 44 East Bridge Street in Oswego on April 1st.  “We’re very enthusiastic about the shared vision that have brought FitzGibbons Agency and Pathfinder Bank together,” said FitzGibbons. “The end result will be one that provides both of our customer bases with expanded products, services and an enhanced customer-centric experience.”

Pathfinder Bank is a New York State chartered savings bank headquartered in Oswego, whose deposits are insured by the Federal Deposit Insurance Corporation.  The Bank has eight full-service offices located in Oswego, Fulton, Mexico, Lacona, Central Square, and Cicero.

 Fitzgibbons Agency is an Independent Insurance Agency, founded in 1922 by George FitzGibbons. The agency is located at 44 East Bridge Street, Suite 1 in Oswego, New York and provides both personal and business insurance products.  The agency represents Travelers, Hartford, Adirondack Insurance, Harleysville, Progressive and many other insurance carriers. They also offer employer-based programs for health benefits through carriers such as Excellus, UnitedHealthcare, MVP, Aetna, MetLife as well as Aflac and Colonial.

Closing of the Purchase and Sale Agreement is dependent on regulatory approval and further negotiations of employment and other contracts.  The closing is expected to occur on or about June 1, 2011.  A copy of the Purchase and Sale Agreement is appended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: April. 27, 2011	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of June 1, 2011 (the "Effective Date"), by and among John G. FitzGibbons (the “Seller”) and Pathfinder Risk Management Company, Inc. (the “Buyer”), a New York corporation and a wholly owned subsidiary of Pathfinder Bank, Inc. (Pathfinder Bank), a New York savings bank, who are sometimes collectively referred to herein as the "Parties" and individually, as a "Party".

RECITALS
A.           The Seller is the sole member of the FitzGibbons Agency, LLC, a New York limited liability company (the “Company”).

B.           The Seller wishes to sell, and Buyer wishes to buy, all of the membership interest in the Company (the “Membership Interest”) , upon the terms and conditions stated herein.

C.           The effect of this Agreement is made contingent upon the agreement of the Parties to the Exhibits, which were not yet available on the date this Agreement was executed.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, including the Recitals which are expressly made part of the terms herof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

TERMS

ARTICLE I
PURCHASE AND SALE OF MEMBERSHIP INTEREST
AND ASSETS

Section 1.01                       Initial Sale of Membership Interest.

Upon the terms and subject to the conditions hereof and on the basis of and in reliance upon the covenants, agreements, and representations and warranties set forth in this Agreement, Seller shall sell, convey, transfer, assign and deliver to the Buyer fifty one percent (51%) of the Membership Interest in the Company, effective as of June 1, 2011 (the "Initial Membership Interest").

Section 1.02                      Sale of Assets.

Seller shall sell, convey, transfer, assign and deliver to Buyer all rights, title and interest to the assets (the "Assets") described in the Assignment and Bill of Sale attached hereto as Exhibit A (the "Assignment and Bill of Sale").

Section 1.03                      Sale of Remaining Membership Interest.

Upon the terms and subject to the conditions hereof and on the basis of and in reliance upon the covenants, agreements, and representations and warranties set forth in this Agreement, the Seller shall sell, convey, transfer, assign and deliver to the Buyer forty nine percent (49%) of the Membership Interest, at a time to be mutually agreed upon between Seller and Buyer but with an effective date no later than December 31, 2021, representing all of the Seller's then remaining Membership Interest (the "Remaining Membership Interest").

Section 1.04                      Liabilities Not Assumed.

Buyer is not assuming any debt, liability or obligation of the Seller.

Section 1.05                       Purchase Price.

(a)           The purchase price for the Initial Membership Interest (the "Initial Purchase Price") shall be Three Hundred Nineteen Thousand One Hundred and Eighty Five Dollars ($319,185.00). The purchase price for the Assets (the "Asset Purchase Price") shall be Fifty Thousand Dollars $50,000.

(b)           The purchase price for the Remaining Membership Interest (the "Remaining Purchase Price") shall be determined by multiplying by forty nine percent (49%) the gross income of the Company for the higher of the two calendar years ended immediately preceding the year in which the Remaining Membership Interest is purchased, multiplied by 1.703.

Section 1.06                      Closing.

(a)           Date and Time.

The closing of the sale of the Initial Membership Interest contemplated by this Agreement (the "Initial Closing") shall take place on the Effective Date. The closing of the sale of the Remaining Membership Interest contemplated by this Agreement (the "Remaining Closing") shall take place at a time to be mutually agreed upon between Seller and Buyer but with an effective date no later than December 31, 2021.

(b)           The Seller' Deliveries at Initial Closing.

The Seller shall deliver to Buyer at the Initial Closing the following:

(i)           Initial Assignment.

The Seller shall execute and deliver to Buyer an Initial Assignment, in the form attached hereto as Exhibit B, and any other documents of conveyance and transfer as will be appropriate to transfer to Buyer the Initial Membership Interest.

(ii)           Assignment and Bill of Sale.

The Seller shall deliver the Assignment and Bill of Sale executed by the Company and any other documents of conveyance and transfer as will be appropriate to transfer to Buyer the Assets.

(iii)            Employment Agreements.

(A) The Seller shall execute and deliver to Buyer an Employment Agreement, in the form attached hereto as Exhibit D, providing for the employment of Seller by the Company as its manager, and (B) the Seller shall deliver to Buyer an Employment Agreement, in the form attached hereto as Exhibit E, executed by Tara FitzGibbons ("Tara") providing for the employment of Tara by the Company as its assistant to manager.

(iv)           Amended and Restated Operating: Agreement.

The Seller shall execute and deliver to Buyer an Amended and Restated Operating Agreement, in the form attached hereto as Exhibit F.

(e)           The Buyer' Deliveries at Initial Closing.

The Buyer shall deliver to the Seller at the Initial Closing the following:

(i)           Initial Purchase Price.

 The Buyer shall deliver the full payment of the Initial Purchase Price.

(ii)           Employment Agreements.

(A) The Buyer shall execute and deliver to Seller an Employment Agreement, in the form attached hereto as Exhibit D, providing for the employment of Seller by the Company as its manager, and (B) the Buyer shall execute and deliver to Seller an Employment Agreement in the form attached hereto as Exhibit E, providing for the employment of Tara as assistant to manager.

(iii)           Assignment and Bill of Sale.

The Buyer shall execute and deliver to Seller the Assignment and Bill of Sale.

(iv)           Amended and Restated Operating Agreement.

The Buyer shall execute and deliver to Seller an Amended and Restated Operating Agreement, in the form attached hereto as Exhibit F.

(f)           Parties Deliveries at Remaining Closing.

At the Remaining Closing (a) the Buyer shall deliver to Seller full payment of the Remaining Purchase Price, and (b) the Seller shall execute and deliver to Buyer a completed Assignment of Remaining Interest in substantially the form attached hereto as Exhibit C.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

Section 2.01 Representations and Warranties of the Seller and the Company.

Seller hereby makes the following representations and warranties to Buyer, each of which is being relied upon by Buyer as a material inducement to enter into and perform this Agreement:

(a)           Validity, etc.

 (i)           Seller has full power and authority to execute and deliver this Agreement and, subject to receipt of any required regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by Seller and no other action is necessary to approve this Agreement or to consummate the transactions contemplated hereby.

(ii)           This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against him in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

(b)           No Conflict.

To the best of the Seller's knowledge, execution and delivery of this Agreement does not and will not in the future constitute any of the following: (i) a violation of, conflict with or breach of any provision of the Company’s  articles of organization or  any agreement to which the Seller and/or the Company is bound; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which the Seller and/or the Company is bound; or (iii) a violation of any order, writ, injunction, decree, statute, rule, law, ordinance, judgment or regulation currently applicable to the Seller and/or the Company.

(c)           Ownership of Company.

The Seller is the owner of all Membership Interest in the Company which is free and clear of any lien, security interest or any other encumbrance. Seller is not a party to any option, warrant, or other contract or commitment  that would require Seller to sell or otherwise dispose of all or any portion of the Membership Interest or requiring Seller to repurchase any portion of the Membership Interest. Seller is not a party to any voting trustor other agreement or understanding with respect to the voting of the Membership Interest.

(d)           Litigation.

To the best of the Seller' knowledge, no litigation, examination or investigation currently exists or is threatened that may be adverse to or affect the Seller's ability to fully perform his obligations under this Agreement.

(e)           Corporate Organization.

The Company is a duly organized limited liability company validly existing and in good standing under the laws of New York, with full power and authority to carry on its business as now conducted.

(f)           Regulatory Filings.

Seller and the Company have filed all reports required by law to be filed with any governmental entity and none of the reports contain any untrue statement of a material fact.

(g)           Absence of Undisclosed Liabilities.
Neither Seller nor the Company have incurred any material liability of any nature with respect to the Business, whether accrued, absolute, contingent or otherwise, that would be required to be disclosed on  financial statements prepared in accordance with GAAP.
(h)           Seller Licenses.

Seller and the Company, its members, directors, officers and employees own, hold or possess, all licenses, permits, consents, approvals, certifications or other authorizations of any governmental entity required for the lawful conduct of the business as currently conducted.

(i)           Tax Matters.
Seller and the Company have timely filed federal income tax returns for the three (3) years ended through December 31, 2010.  All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes. To the best of their knowledge, neither Seller nor the Company will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

(j)           Notices and Consents.

To the best of the Seller's knowledge, except as set forth in Disclosure Schedule 2.01(j) no notice, filing, consent or authorization to or from any third party must be provided or obtained in order to complete the transactions described in this Agreement.

(k)           Insurance.

The Company maintains errors and omissions insurance coverage providing indemnity in an amount no less than $2 million. All premiums due thereon have been fully paid as of the date of this Agreement, such coverage is in full force and effect and will continue in full force and effect without lapse or interruption of coverage until the Remaining Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 3.01 Representations and Warranties of the Buyer.

The Buyer hereby makes the following representations and warranties to the Seller and the Company, each of which is being relied upon by the Seller and the Company as a material inducement to enter into and perform this Agreement:

(a)           Organization and Authority.

 The Buyer is duly formed and validly existing in the State of New York. The Buyer has the power and authority to execute, deliver and perform this Agreement and any documents and instruments necessary to the consummation of this Agreement. This Agreement has been authorized, executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

(b)           No Conflict.

To the best of Buyer's knowledge, execution and delivery of this Agreement does not and will not in the future constitute any of the following: (i) a violation of, conflict with or breach of any agreement to which the Buyer is bound; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which the Buyer is bound; or (iii) a violation of any order, writ, injunction, decree, statute, rule, law, ordinance, judgment or regulation currently applicable to the Buyer.

ARTICLE IV
RIGHT OF FIRST REFUSAL

Section 4.01                      Right of First Refusal.

During the term Seller is employed by the Company the Seller and/or Tara may not sell all or any part of his or her membership interest in Fitzgibbons RE, LLC, a New York limited liability company, unless such sale is to a bona fide third party and Seller provides Buyer a notice of the intention to sell, which notice shall contain the terms of such sale along with an option for Buyer to elect to buy within forty five (45) days on the same terms and conditions described in Seller's notice.

ARTICLE V
CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Section 5.01                      Change in Control of Buyer.

If, at any time, prior to the Remaining Closing, the Buyer and/or Pathfinder Bancorp, Inc.  has a change in the ownership of its ownership, such that control over the Buyer and/or Pathfinder Bancorp, Inc.  has transferred to a new owner (whether through acquisition, merger, consolidation or otherwise), Buyer or its successor must provide Seller notice within fifteen (15) days of such change and from the date of such notice Seller shall have ninety (150) days within which to (a) repurchase the Initial Membership Interest from Buyer for an amount computed pursuant to the formula set forth in Section 1.05(b) for the computation of the Remaining Purchase Price or (b) require Buyer or its successor to purchase from Seller the Remaining Membership Interest for the then current Remaining Purchase Price.

Section 5.02                      Termination from Employment of Seller.

If, at any time, prior to the Remaining Closing, the Seller's employment by the Company is terminated (whether by resignation, death, disability, cause or otherwise), Seller, or his estate or successor in interest, shall have ninety (150) days within which to repurchase the Initial Membership Interest from Buyer for an amount computed pursuant to the formula set forth in Section 1.05(b) for the computation of the Remaining Purchase Price. If Seller or his estate do not repurchase the Initial Membership, Buyer shall purchase from Seller, or his estate or successor in interest, the Remaining Membership Interest for the then current Remaining Purchase Price.

ARTICLE VI
CONTINUING OBLIGATIONS OF PARTIES

Section 6.01                      Further Action.

If, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action, including the execution and delivery of such further instruments and documents, as any other Party reasonably may request. Any cost or expense resulting from any such request shall be borne entirely by the requesting Party.

Section  6.02                      Confidentiality.

The Parties shall keep confidential the terms of this Agreement, the documents executed or delivered in connection therewith, and the details regarding their relationship unless .otherwise required to disclose the same by law including, but not limited to, federal and state tax laws, or agreed to by the Parties in writing ..

ARTICLE VII

MISCELLANEOUS

Section 7.01                      Notices.

All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party's address set forth below and to the Party' counselor to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, or (iii) sent by certified mail, return receipt requested, postage prepaid.

If to Seller or Company:	If to Buyer:
John G. FitzGibbons 35 East First Street Oswego, New York 13216	Pathfinder Risk Management Company, Inc. 214 West First Street Oswego, New York 13126 Att: Thomas W. Schneider President & CEO

With a copy to:	With a copy to
Bond, Schoeneck & King, PLLC One Lincoln Center Syracuse, New York 13202 Att: John D. Allen	Hinman, Howard & Kattell, LLP 106 Corporate Park Drive-Suite 317 White Plains, New York 10604 Att: Clifford S. Weber

All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth business day following the day such mailing is made.

Section 7.02                      Entire Agreement.

This Agreement together with the documents appended hereto as Exhibits (collectively, the "Documents") embody the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior or contemporaneous oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

Section 7.03                      Modifications and Amendments.

The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all Parties hereto.

Section 7.04                       Waivers and Consents.

No failure or delay by a Party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party hereto shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

Section 7.05                      Assignment.

Neither this Agreement, nor any right hereunder, may be assigned by any of the Parties hereto without the prior written consent of the other Parties.

Section 7.06                      Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.07                      Governing Law.

This Agreement and the rights and obligations of the Parties shall be construed in accordance with and governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof. Any litigation relating to this Agreement shall be venued in a court of competent jurisdiction in Oswego County, New York.

Section 7.08                      Severability.

In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

Section 7.09                      Interpretation.

The Parties hereto acknowledge and agree that: (i) each Party and each Party's counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

Section 7.10                      Headings and Captions.

The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

Section 7.11                      Expenses.

 Each of the Parties hereto shall pay each Party's own fees and expenses, including the fees of any attorneys, accountants, appraisers or others engaged by such Party in connection with this Agreement.

Section 7.12                      Counterparts.

This Agreement may be executed in one or more counterparts, and by different Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.13                      Alternative Structure.

Notwithstanding any provision of this Agreement to the contrary, Buyer may, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as: (i) there are no adverse federal or state income tax consequences, or other consequences that result in a lesser amount being realized, to the Seller, the Company or any of the Company’s members, employees or officers as a result of such modification; (ii) the Initial Purchase Price or the Remaining Purchase Price are not thereby changed or reduced in amount because of such modification; (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals; (iv) it does not result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect; and (v) it does not diminish the benefits of the Seller or any officer, member or employee of the Company pursuant to this Agreement.

Section 7.14                      Guaranty of Pathfinder Bank.

Concurrently with the execution of this Agreement, Buyer will obtain the guaranty of Pathfinder Bank for its obligations under this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Purchase and Sale Agreement effective as of the day and year first above written.

/s/ John G. Fitzgibbons
John G. FitzGibbons

PATHFINDER RISK MANAGEMENT COMPANY, INC.

By:	/s/ Thomas W. Schneider
Thomas W. Schneider
President & CEO

Pathfinder Bank, to induce Seller into entering into this Agreement, hereby guarantees the obligations of the Buyer under this Agreement.

PATHFINDER BANK

By:	/s/ Thomas W. Schneider
Thomas W. Schneider
President & CEO